SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION
                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934


Check the appropriate box:

|_|   Preliminary Information Statement.

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2).

|X|   Definitive Information Statement

                          Commission File No. 000-30294


                               DIALOG GROUP, INC.
                               -------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
      (1)   Title of each class of securities to which the transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of the transaction: Total proposed maximum aggregate value of the transaction:
      (5)   Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid:
      (2) Form Schedule or Registration No.: (3) Filing Party: (4) Date Filed:

                                Dialog Group, Inc

                             ----------------------

                            Notice of Special Meeting


                   10:00 O'clock AM, Sunday December 31, 2006


                      ------------------------------------


      Please take notice that a Special Meeting of the holders of the Common Stock and the Class B and B-1, and Class E Preferred Stock of Dialog Group, Inc, (the "Company") shall be held at the Offices of the Company 257 Park Avenue South, 12th Floor New York, New York 10010 at ten o'clock, AM on the 31 day of December 2006 to consider all of the following:


      1. Authorize the sale of most of the Company's Assets

      2. Any other business as may properly come before the meeting.

      No proxies will be solicited by the Company's management in connection with this meeting.

                                    Respectfully submitted,

                                    Mark Alan Siegel
                                    Secretary of the Company

                               Dialog Group, Inc.

                             ----------------------


                              INFORMATION STATEMENT
                         Special Meeting of Stockholders
                          to be held December 31, 2006


                      ------------------------------------


This Information Statement is furnished by Dialog Group, Inc. (the "Company") in connection with the Company's Special Meeting of Stockholders to be held on December 31, 2006 at 10:00 A.M. at the Company's offices, 257 Park Avenue South (Twelfth Floor Conference Room), New York, New York. This Information Statement was first mailed to holders of Class B and B-1, and Class E Preferred and Common Stock on or about December 21, 2006. The mailing address of the Company's executive office is 257 Park Avenue South, New York, NY 10010. The telephone number is 212.254.1917.


Outstanding Voting Securities and Voting Rights

The Board of Directors fixed the close of business on November 2nd, 2006 as the record date for determining the stockholders eligible to vote at the meeting. As of the record date, the Company had outstanding 49,332 and 256,526 shares, respectively of its B and B-1 Preferred Stock, 99.5 shares of its Class E Preferred Stock, and 1,984,646* shares of its Common Stock. The holder of each share of the Class B and B-1 Preferred Stock is entitled to one vote per share. The holder of each share of Class E Preferred Stock is entitled to 10,000 votes. The holder of each share of Common Stock is entitled to one vote per share.

You may vote your shares either by attending the meeting or submitting a written consent in lieu of a meeting indicating how you cast your vote on any question scheduled to come before the Special Meeting. The Company will not provide any consent form to you. Any written consent you may submit is solely for your convenience and may not appoint or authorize anyone to vote on your behalf. This is not a solicitation to send a proxy appointing anyone to vote on your behalf, which will not be accepted if submitted.

The number of shares held by investors who are present or who have submitted a written consent will determine the presence of a quorum. A quorum consists of a majority of the votes entitled to be cast at the meeting. For this special meeting, a quorum requires participation by the holders of approximately 1,552,000 votes. No business can be conducted in the absence of a quorum.


                      We Are Not Asking You for a Proxy and
                    You are Requested Not To Send Us a Proxy

----------
* Does not include approximately 1,214 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed.

                            Introduction and Summary

      The purpose of this Special Meeting is to approve the sale of all of the Company's working assets to an unrelated company for One Million Nine Hundred Thousand Dollars. The Board of Directors has unanimously approved this sale.


      o     The Purchase Price is $1,900,000.
      o All of the Company's working assets, including its equipment, intangibles, work in progress, telephone numbers and web addresses, intellectual property and trade names.
      o The Company will be relieved of its lease obligations. o The Company will retain its accounts receivable. o The Company will be barred for three years from employing any of its current employees or contractors used in the current business.
      o The company will use the proceeds of the sale for the following purposes: >> $350,000 to pay off the bridge loan.
            >>    $439,000 to pay an existing secured creditor.
            >>    $94,000 to settle bank overdrafts
            >>    $623,000 to settle past due salary, payroll taxes, and
                  retirement contributions.
            >>    $85,000 to refund a deposit from another potential purchaser.
            >>    $165,000 to pay past due rent and credit cards
            >>    $144,000 to pay a litigation settlement


The balance of the funds will be used for general corporate overhead while the Company seeks new acquisitions.

General

      Dialog Group, Inc. (DGI) is a publicly traded corporation (OTCBB:DLGO), headquartered at 257 Park Avenue South, Suite 1201, New York, New York 10010, with an office in Sunrise, Florida. DGI provides a suite of technology and database solutions and services that enable marketers to advertise, generate leads, and manage customers. DGI is an original compiler and distributor of proprietary and licensed data products and online and off-line marketing services as well as a creative services support.

      DGI has two operating segments, Data Services, including Online Services and Communications Services. Data Services (New York and Sunrise) offers its customers Data, Data Compiling, Appending and Verification, List Management, Broker and Direct Client services. Communications Services (New York) offers its clients Creative, Strategy, Customer Relationship Management, Website Development, and Account Services.

Agenda Item 1 Approval of Sale to Dialog Marketing Services

      On August 31, 2006, Dialog Group, Inc (the "DGI") entered into an agreement with Dialog Marketing Services, Inc. a subsidiary of Redi-Direct Marketing, Inc. a privately held information services company. The agreement provides for the sale of substantially all of DGI's operating assets for a cash purchase price of $1,900,000. DGI would retain its financial assets, including its receivables, and would be relieved of the liability for its office and equipment leases. The agreement provides a breakup fee of $150,000 to be paid by the DGI if the sale is not consummated for any reason.


The Situation

Through the end of the first quarter of 2006, the Company had accumulated an equity deficit of over $4,000,000 and faced a working capital deficit of about the same amount. Please see the financial statements included herein and in the Annual Report sent to you in September for additional information. As a result, no unrelated party was interested in a merger or corporate acquisition.

Efforts to raise additional capital were also unavailing to produce anywhere near the amounts needed to save the Company's business. On January 17th 2006 Dialog Group had signed an agreement with MidTown Partners to service as a placement agent. Midtown facilitated meetings with Ram Capital on February 16th 2006, Nite Capital on March 7th 2006, Harborview Capital on March 7th 2006, Saffron Capital Partners on March 16th 2006, Whalen Capital on April 5th 2006 and Burnham Hill Partners May 11th 2006 and May 23rd 2006. In addition Dialog Group worked with Wellfleet partners, Inc. from May 10th to July 11th 2006 with no success. MidTown finally resigned its responsibilities on November 16, 2006.

During April, the principals of MidTown partners invested almost 280,000 in convertible notes and in May Peter and Vincent DeCrescenzo each converted $100,000 owed to them by the Company into convertible notes on the same terms as the MidTown group of investors. The cash flow and working capital problems continued unabated.

Other offers

As a result of Dialog Group's relationship with Midtown Partners, as placement agent, Dialog Group was contacted by InTouch Media Group on September 29, 2006. They had expressed an interest in acquiring Dialog Group for stock and offered to provide $2 Million in working capital. After InTouch completed its due diligence, they determined that they would not be able to raise the funds required; no additional negotiations took place.

On July 20th 2006 Mr. Peter DeCrescenzo, Mr. Vincent DeCrescenzo and Ms Cindy Lanzendoen, who also works for the Company, offered to purchase some of the assets and license others from Dialog Group for a price of Three Million seven hundred fifty thousand ($3,750,000) dollars, subject to bank financing of $1,500,000. The price was to be paid through forgiveness of the debts due thee purchasers from the Company and its subsidiaries, assumption of the Company's and its subsidiaries debt to Commodore Factors Corp. and other debt, a $90,000 refundable deposit, a $540,000 note, and about $500,000 cash at closing. The directors preferred this offer but the purchasers were unsuccessful in raising the required funding. The deposit, which was received, will be repaid from the proceeds of the proposed sale to Redi-Direct.

This Transaction's History

Dialog Marketing Services' parent, Redi-Direct Marketing, has been a supplier of mailing service to Dialog Group for several years. Prior to the execution of the acquisition agreement, however, there was no material relationship between either party and the other or the other's affiliates and there had been no prior transactions or negotiations between the parties, other than normal business contacts concerning mailing services and data transaction.

During April of 2006, the Company's CEO, Peter DeCrescenzo, asked Redi-Direct's, owner Mr. Tom Buckley, if he or his company was interested in making a strategic investment in Dialog Group. Mr. Buckley, after some review, indicated that, while he was not interesting in investing in Dialog Group, his company would be willing to purchase Dialog's assets for cash. A merger or other corporate acquisition was ruled out because of Dialog's substantial working capital and equity deficits described above.

On May 31st 2006 Mr. DeCrescenzo meet in person with Mr. Buckley to discuss the possible purchase of Dialog Group's assets. Mr. DeCrescenzo suggested that the Board of Directors would consider a $3 Million dollar offer and that we would be willing to take that offer on behalf of Redi-Direct to the Board of Directors. Mr. Buckley expressed that the amount was considerably higher then he had in mind and that he would get back to Mr. DeCrescenzo.

On June 1st Mr. Mr. Buckley requested a detailed breakout of the assets, liabilities and a forecast for the current business. On June 4th Mr. DeCrescenzo sent a list of all assets and liabilities to Mr. Buckley and informed him that he would have the forecast for him the next day. On June 5th Mr. DeCrescenzo sent Mr. Buckley a forecast for 2007.

Mr. DeCrescenzo and Mr. Buckley met again on June 7th 2006 to review the information that had been provided. Mr. DeCrescenzo and Mr. Buckley agreed to follow up on June 12th 2006. Mr. DeCrescenzo continued to try to get Mr. Buckley to invest in the company and the two exchanged emails on June 9th 2006. Mr. Buckley was unable to get back to Mr. DeCrescenzo on June 12th 2006 as previously planned and sent an offer via email on June 14th, for $1.9 Million for all assets except accounts receivables. All accrued salary, vacation, payroll etc, would be the responsibility of Dialog Group. As a consideration for the transaction, the new company would need to have hired most of Dialog's employees. The two continued to talk over the next few weeks while Mr. DeCrescenzo continued his efforts to raise funds.

On July 17th 2006, Mr. Buckley submitted a written proposal to purchase Dialog Group's non-financial assets. The purchase price of $1,600,000 was lower then previously discussed. It was still to be paid in cash at the Closing. Among the other conditions were the approval of the Asset Purchase by Dialog's board of directors and shareholders, Purchaser's satisfaction, in its sole and absolute discretion, with the results of its business, financial and legal due diligence of Dialog, Dialog obtaining all requisite consents and governmental approvals with respect to the Asset Purchase, including without limitation, the approval of the Securities and Exchange Commission, if required, Purchaser's execution of separate Employment Agreements with Peter DeCrescenzo, Vincent DeCrescenzo, Sr. and Cindy Lanzendoen ("Dialog's Officers") on terms satisfactory to the parties, and no material adverse change, in Purchaser's sole opinion, having occurred with respect to Dialog or Dialog's business. There was to be a breakup fee of $350,000.

Mr. DeCrescenzo forwarded this proposal to Dialog Group's Board of Directors for consideration. On July 17th and July 18th Mr. DeCrescenzo discussed terms with the Board of Directors and was authorized to seek the restoration $1.9 Million purchase price and reduction of the breakup fee. Mr. DeCrescenzo spoke with Mr. Buckley on July 18th and he agreed that they agreed on a $1.9 Million purchase price and the reduction of the break up fee to $150,000. No other material changes were made. A revised proposal reflecting these changes was received and forwarded to the Board of Directors on July 20th 2006. The revised term sheet was approved and signed and set via FedEx on July 24th 2006.

On August 31, 2006 a definitive agreement was signed. The closing only awaits approval by the shareholders at this meeting.

Other information

No regulatory approvals are necessary. No reports, opinions, or appraisals were requested or received from any outside party in connection with this transaction. The outside directors, as well as management, relied on their experience in evaluating the purchase price. Included in their review were the facts that the purchase price substantially exceeds the book value of the assets to be sold, represents an amount in excess of the Company's market capitalization, and, as described above, that no other purchasers or investors offered anything for the business, despite many months of efforts to find strategic partners and raise needed capital.

      On August 31, 2006, Dialog Marketing Services lent DGI $200,000. The note bears interest at the annual rate of eight percent and, after December 1, 2006, is payable on demand. On December 8, 2006 Dialog Marketing Services lent an additional $150,000 on the same terms. Both debts are secured by the pledge of the Company's assets, including its databases. Both Notes will be paid off at the closing of the asset sale.


      The affirmative vote or consent of the holders of more than half of the votes cast by all outstanding shares of stock is necessary for the approval of this amendment. As there are a total of about 3, 103,000 potential votes, about 1,552,000 will be needed to approve the proposed sale. The directors, who own, directly or indirectly, shares casting approximately 1,123,000 votes, and Cindy Lanzendoen, Mark Alan Siegel, Andreja Fah, Edward Fleiss, Howard Reiss, and Sherri Eisenpress who collectively control, directly or indirectly, almost 539,000 votes have informed the Company that they intend to vote in the affirmative.

      The board of directors has reviewed this proposed sale, and all the directors recommend it to the shareholders as in the best interests of the Company.

      No Dissenter's Rights

      Under the Delaware General Corporation Law, stockholders are not entitled to dissenter's rights with respect to the sale of the assets, and Dialog Group's documents do not independently provide stockholders with any such right.

Interest of Related Parties in this Transaction

      After the conclusion of this transaction, the Company will continue to have over 300 shareholders and its common stock will continue to be traded on the NASD's over the counter bulletin board.

      As a condition of closing, the Purchaser has required that two officers and directors, Peter V. DeCrescenzo and Vincent DeCrescenzo, Sr., the Chief Executive Officer and the Chief Financial Officer respectively, sign employment agreements with the Purchaser. The levels of compensation provided in the agreements is less than the amounts provided in their present employment agreements.

      Peter DeCrescenzo's contract extends through March of 2009 and provides for a base compensation of $150,000 per year with increases eventually reaching $250,000 if the executive performs successfully for the Purchaser. The agreement also provides for bonuses of up to $75,000 for successful performance as defined in the agreement. In addition, if certain sales and results targets are met, Mr. DeCrescenzo could receive an equity interest of up to 10% of the Purchaser. He would have no interest in the Purchaser's parent.

      Vincent DeCrescenzo Sr.'s agreement is identical except that the salary commences at $95,000 and does not provide for increases or bonuses. In addition, the maximum amount that he may receive in Purchaser equity is two and one-half percent. He would have no interest in the Purchaser's parent.

                             FINANCIAL INFORMATION
            UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF
                               DIALOG GROUP, INC.

      Dialog Group, Inc. (DGI) is a publicly traded corporation (OTCBB:DLGO), headquartered at 257 Park Avenue South, Suite 1201, New York, New York 10010, with an office in Sunrise, Florida. DGI provides a suite of technology and database solutions and services that enable marketers to advertise, generate leads, and manage customers. DGI is an original compiler and distributor of proprietary and licensed data products and online and off-line marketing services. The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed sale of assets.


      The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 are derived from the historical financial statements of the DGI as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma financial statements.

      The unaudited pro forma condensed consolidated balance sheet gives effect to the sale of assets as if it had occurred on September 30, 2006. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 gives effect to the sale of assets as if it had occurred on January 1, 2006. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 gives effect to the sale of assets as if it had occurred on January 1, 2005.

      The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited financial statements and related notes of the DGI and its "Plan of Operation" contained in the DGI's Form 10-KSB/A filed on July 28, 2006. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the results of operations or financial condition of the DGI that would have been reported had the asset sale been completed as of the dates presented, and should not be construed as representative of the future results of operations or financial condition after the asset sale.

      Please also see the Consolidated Balance Sheets as of December 31, 2004 and 2005 and the Consolidated Statements of Operations and Comprehensive Loss, the Consolidated Statements of Stockholders' Deficiencies, and the Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2005 together with the related notes and the Management Discussion and Analysis included in the Annual Report on Form 10-KSB mailed to you on or about August 14, 2006. They are hereby incorporated herein by this reference.

      Please also see the Condensed Consolidated Balance Sheet as of September 30, 2006 and the Condensed Consolidated Statements of Operations and Comprehensive Loss and the Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 (unaudited) and the related notes and Management Discussion. They all follow the proforma statements set forth next in this document.

                               Dialog Group, Inc.
                  Proforma Condensed Consolidated Balance Sheet
                                    Unaudited

                                                                                                              Pro Forma
                                                                      September 30,     Pro Forma           September 30,
                                                                        2006            Adjustments              2006
                                                                   ---------------     ------------------------------------
                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                       $            -     a       200,000       $       343,212
                                                                                     d     1,900,000
                                                                                     e    (1,756,788)
  Accounts receivable (net)                                               425,102                                  425,102
  Notes receivable, current portion                                        28,703                                   28,703
  Prepaid expenses and other current assets                                67,772    f       (67,772)                    -
                                                                   ---------------                         ----------------
     Total current assets                                                 521,577                                  797,017
                                                                   ---------------                         ----------------

PROPERTY AND EQUIPMENT, NET                                                19,366    d       (19,366)                    -
                                                                   ---------------                         ----------------

OTHER ASSETS:
  Data assets (net)                                                       210,202    d      (210,202)                    -
  Website (net)                                                            35,000    d       (35,000)                    -
  Security deposits                                                        55,080    d       (55,080)                    -
  Notes receivable (net)                                                  111,297                                  111,297
                                                                   ---------------                         ----------------
    Total other assets                                                    411,579                                  111,297
                                                                   ---------------                         ----------------

TOTAL ASSETS                                                            $ 952,522                          $       908,314
                                                                   ===============                         ================


               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Cash overdraft                                                  $       204,222    e      (204,222)      $             -
  Accounts payable                                                      1,250,183    e      (171,858)            1,078,325
  Accrued expenses                                                      1,154,127    e      (552,689)              601,438
  Deferred revenue                                                        216,828                                  216,828
  Due to officer                                                           73,102    e       (73,102)                    -
  Pearl Street Holdings convertible note - related party                1,105,000                                1,105,000
  Current notes and loans payable                                         233,799    a       200,000                     -
                                                                                     e      (233,799)
                                                                                     e      (200,000)
  Convertible notes - related parties                                     244,045                                  244,045
  Other current liabilities                                               422,993                                  422,993
                                                                   ---------------                         ----------------
     Total current liabilities                                          4,904,299                                3,668,629
                                                                   ---------------                         ----------------

LONG TERM DEBT
  Convertible debentures                                                  479,778                                  479,778
  Loan payable - Commodore                                                321,118    e      (321,118)                    -
                                                                   ---------------                         ----------------
     Total long term debt                                                 800,896                                  479,778
                                                                   ---------------                         ----------------

STOCKHOLDERS' DEFICIENCY:
  Preferred stock, $.001 par value; 1,500,000 authorized                      306                                      306
       Class B, 305,858 shares issued and outstanding
       Class E, 200 shares authorized,
         99.5  shares issued and outstanding
  Common stock, $.001 par value, 200,000,000 shares authorized;             1,985                                    1,985
      198,482,755 shares issued and outstanding
  Additional paid-in-capital                                            8,219,255                                8,219,255
  Accumulated deficit                                                 (12,974,219)   d     1,580,352           (11,461,639)
                                                                                     f       (67,772)
                                                                   ---------------                         ----------------
Total stockholders' deficiency                                         (4,752,673)                              (3,240,093)
                                                                   ---------------                         ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                    $       952,522                          $       908,314
                                                                   ===============                         ================

                               Dialog Group, Inc.
             Proforma Condensed Consolidated Statement of Operations
                                   (Unaudited)

                                                                                                          Pro Forma
                                                              Year ended                                 Year ended
                                                             December 31,              Pro Forma          December 31,
                                                                  2005                 Adjustments           2005
                                                            ----------------      -------------------------------------
REVENUES                                                    $             -                            $             -

COST OF REVENUES                                                          -                                          -
                                                            ----------------                           ----------------

GROSS PROFIT                                                              -                                          -

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      1,677,750                                  1,677,750
                                                            ----------------                           ----------------


LOSS FROM OPERATIONS                                             (1,677,750)                                (1,677,750)
                                                            ----------------                           ----------------

OTHER INCOME (EXPENSES):

   Interest expense                                                (179,390)    h         60,393              (126,997)
                                                                                c         (8,000)
   Other expense                                                     (1,409)                                    (1,409)
   Gain on sale of assets                                                 -     d      1,077,876             1,077,876
                                                            ----------------                           ----------------

      Total Other Income (Expenses)                                (180,799)                                   949,470
                                                            ----------------                           ----------------

LOSS FROM CONTINUING OPERATIONS                                  (1,858,549)                                  (728,280)
                                                            ----------------                           ----------------

INACTIVE AND DISCONTINUED OPERATIONS
   Income (Loss) from inactive operations                              (290)                                      (290)
   Income (loss) from operations of discontinued operations        (659,933)    h  (1,405,067.00)           (2,065,000)
   Gain on disposal of discontinued operations                      736,815                                    736,815
                                                            ----------------                           ----------------
      Total Gain from discontinued operations                        76,592                                 (1,328,475)
                                                            ----------------                           ----------------

NET LOSS                                                    $    (1,781,957)                           $    (2,056,755)
                                                            ================                           ================

LOSS PER SHARE, BASIC AND DILUTED ON NET LOSS
FROM CONTINUING OPERATIONS                                  $        (0.012)                           $        (0.005)
                                                            ================                           ================

LOSS PER SHARE ON DISCONTINUED OPERATIONS, BASIC AND DILUTED$         0.001                            $        (0.009)
                                                            ================                           ================

NET LOSS PER SHARE, BASIC AND DILUTED                       $        (0.011)                           $        (0.014)
                                                            ================                           ================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED                                               149,782,653                                149,782,653
                                                            ================                           ================


                               Dialog Group, Inc.
             Proforma Condensed Consolidated Statement of Operations
                                   (Unaudited)

                                                                                                            Pro Forma
                                                             Nine Months                                   Nine Months
                                                         Ended September 30,          Pro Forma        Ended September 30,
                                                                 2006                 Adjustments             2006
                                                         ---------------------     -----------------------------------------
REVENUES                                                 $                  -                          $                  -

COST OF REVENUES                                                            -                                             -
                                                         ---------------------                         ---------------------

GROSS PROFIT                                                                -                                             -

OPERATING EXPENSES
  Selling, general and administrative expenses                        988,644                                       988,644
                                                         ---------------------                         ---------------------

LOSS FROM OPERATIONS                                                 (988,644)                                     (988,644)

OTHER INCOME (EXPENSES)
  Interest income                                                      14,524                                        14,524
  Interest expense                                                   (206,827)   b         (6,000)                 (167,532)
                                                                                 g         45,295
  Gain on sale of assets                                                    -    d      1,320,841                 1,320,841
                                                         ---------------------                         ---------------------

Net Other Income (Expenses)                                          (192,303)                                    1,167,833
                                                         ---------------------                         ---------------------

(LOSS) INCOME FROM CONTINUING OPERATIONS                           (1,180,947)                                      179,189

INACTIVE & DISCONTINUED OPERATIONS
  Income from discontinued operations                                 552,279    g       (758,097)                 (205,818)
                                                         ---------------------                         ---------------------
NET (LOSS) INCOME                                        $           (628,668)                         $            (26,629)
                                                         =====================                         =====================

(LOSS)/EARNINGS/ PER SHARE, BASIC AND DILUTED ON NET
(LOSS)/INCOME FROM CONTINUING OPERATIONS                 $              (0.63)                         $               0.22

EARNINGS PER SHARE ON DISCONTINUED OPERATIONS,
BASIC AND DILUTED                                        $               0.30                          $              (0.11)
                                                         ---------------------                         ---------------------

NET (LOSS)/EARNINGS PER SHARE, BASIC AND DILUTED         $              (0.33)                         $               0.11
                                                         =====================                         =====================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING,
BASIC AND DILUTED                                                   1,868,611                                     1,868,611
                                                         =====================                         =====================

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA OF DIALOG
                                  GROUP, INC.




Note 1. Basis of presentation

         On August 31, 2006, Dialog Group, Inc (the "Registrant") entered into an agreement with Dialog Marketing Services, Inc. a subsidiary of Redi-Direct Marketing, Inc. a privately held information services company. The agreement provides for the sale of substantially all of Registrant's operating assets for a cash purchase price of $1,900,000. Registrant would retain its financial assets, including its receivables, and would be relieved of the liability for its office and equipment leases. The agreement provides a breakup fee of $150,000 to be paid by the Registrant if the sale is not consummated for any reason. Prior to the execution of the agreement, there was no material relationship between either party and the other or the other's affiliates. Dialog Group, Inc. (DGI) is a publicly traded corporation (OTCBB:DLGO), headquartered at 257 Park Avenue South, Suite 1201, New York, New York 10010, with an office in Sunrise, Florida. DGI provides a suite of technology and database solutions and services that enable marketers to advertise, generate leads, and manage customers. DGI is an original compiler and distributor of proprietary and licensed data products and online and off-line marketing services. The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed sale of assets.

         Also, on August 31, 2006, Dialog Marketing Services has lent the Registrant $200,000. The note bears interest at the annual rate of eight percent and, after December 1, 2006, is payable on demand. The debt is secured by the pledge of the Company's assets, including its databases.

         The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 are derived from the historical financial statements of the Registrant as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma financial statements.

      The unaudited pro forma condensed consolidated balance sheet gives effect to the sale of assets as if it had occurred on September 30, 2006. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 gives effect to the sale of assets as if it had occurred on January 1, 2006. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 gives effect to the sale of assets as if it had occurred on January 1, 2005.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited financial statements and related notes of the Registrant and its "Plan of Operation" contained in the Registrant's Form 10-KSB/A filed on July 28, 2006. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the results of operations or financial condition of the Registrant that would have been reported had the asset sale been completed as of the dates presented, and should not be construed as representative of the future results of operations or financial condition after the asset sale.

Note 2. Pro forma adjustments

Pro forma adjustments are necessary to adjust amounts to reflect the sale of assets and the resultant use of proceeds.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:


A - to reflect loan of $200,000 from Dialog Marketing Services B - to reflect interest at 8% on the loan (six months) C - to reflect interest at 8% on the loan (annual) D - to reflect the sale of certain assets to Dialog Marketing Services for $1,900,000 in cash E - to reflect the use of proceeds to pay-off certain obligations identified by management to be paid off with the proceeds F
- to reflect the immediate recognition of prepaid expenses upon the sale of the operating assets and related discontinuance of operations G - to reflect the removal of all discontinued operations related to the sale of the assets (nine months) H - to reflect the removal of all discontinued operations related to the sale of the assets (annual)

                       DIALOG GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                   September 30,
                                                                            2006
                                                                  -------------
                                                                     (Unaudited)
                                     ASSETS
CURRENT ASSETS
  Accounts receivable (net)                                        $    425,102
  Note receivable (net)                                                  28,703
  Prepaid expenses and other current assets                              67,772
                                                                   ------------
    Total current assets                                                521,577
                                                                   ------------
PROPERTY AND EQUIPMENT, NET                                              19,366
                                                                   ------------
OTHER ASSETS:
  Data Assets (Net)                                                     210,202
  Website (Net)                                                          35,000
  Security Deposits                                                      55,080
  Note Receivable (Net)                                                 111,297
                                                                   ------------
    Total other assets                                                  411,579
                                                                   ------------
TOTAL ASSETS                                                       $    952,522
                                                                   ============
                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
  Bank overdraft                                                   $    204,222
  Accounts payable                                                    1,250,183
  Accrued expenses                                                    1,154,127
  Deferred revenue                                                      216,828
  Notes and loans payable                                               233,799
  Due to officer                                                         73,102
  Pearl Street Holdings Convertible Notes - Related Party             1,105,000
  Convertible Notes - Related Parties                                   244,045
  Other current liabilities                                             422,993
                                                                   ------------
    Total current liabilities                                         4,904,299
                                                                   ------------
LONG TERM DEBT
  Convertible debentures                                                479,778
  Loans Payable - Commodore                                             321,118
                                                                   ------------
TOTAL LONG TERM DEBT                                                    800,896
                                                                   ------------
Commitments and contingencies
STOCKHOLDERS' DEFICIENCY
  Preferred stock, $.001 par value; 1,500,000 authorized Class B, 305,858 shares issued and outstanding Class E, 200 shares authorized,
      99.5 shares issued and outstanding                                    306
  Common stock, $.001 par value, 75,000,000 shares authorized;
    1,984,646 shares issued and outstanding                               1,985
  Additional paid-in-capital                                          8,219,255
  Accumulated deficit                                               (12,974,219)
                                                                   ------------
Total stockholders' deficiency                                       (4,752,673)
                                                                   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                     $    952,522
                                                                   ============

The accompanying notes are an integral part of these condensed consolidated financial statements

                       DIALOG GROUP, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                                   (Unaudited)

                            Nine Months Ended September 30,
                            -------------------------------
                                 2006            2005
                             -------------   -------------
REVENUES                     $          --    $         --

COST OF REVENUES
                             -------------   -------------

GROSS PROFIT                            --              --

OPERATING EXPENSES
  Selling, general and
  administrative expenses          988,644       1,240,262
                             -------------   -------------

LOSS FROM OPERATIONS              (988,644)     (1,240,262)

OTHER INCOME (EXPENSES)

  Interest income                   14,524              --

  Interest expense                (206,827)       (127,287)

  Other expense                         --          (1,409)

  Forgiveness of debt                   --          53,021
                             -------------   -------------

Net Other Income (Expenses)       (192,303)        (75,675)
                             -------------   -------------
LOSS FROM CONTINUING
OPERATIONS                      (1,180,947)     (1,315,937)

INACTIVE & DISCONTINUED
OPERATIONS
  Income (loss) from
  discontinued operations          552,279        (149,884)
                             -------------   -------------
NET LOSS                     $    (628,668)  $  (1,465,821)
                             =============   =============

EARNINGS/( LOSS) PER SHARE,
BASIC AND DILUTED ON NET
INCOME/(LOSS)                $       (0.63)  $      (0.011)
FROM CONTINUING OPERATIONS

EARNINGS/(LOSS) PER SHARE ON DISCONTINUED OPERATIONS,
BASIC AND DILUTED            $        0.30          (0.001)
                             -------------   -------------

NET EARNINGS/( LOSS) PER
SHARE, BASIC AND DILUTED     $       (0.33)  $      (0.011)
                             =============   =============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,       1,868,611     140,313,708
                             =============   =============

                       DIALOG GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2006 AND 2005

                                                                       2006          2005
                                                                    -----------   -----------
Cash Flows from Operating Activities:
  Net Loss form continuing operations                               $(1,063,274)  $(1,415,252)
  Gain from discontinued operations                                     434,606       (50,569)
                                                                    -----------   -----------
  Loss from Operations                                                 (628,668)   (1,465,821)
  Adjustments to reconcile net loss
    to net cash used in operating activities of continuing
    operations:
    Gain on debt settlement                                                  --       (94,960)
    Depreciation and amortization                                       186,434       327,514
    Bad debt expense                                                         --        23,554
    Common stock, warrants and stock options issued for services             --       133,155
  Changes in operating assets and liabilities:
    (Increase) decrease in accounts and note receivable                 400,532      (544,297)
    (Increase) decrease in prepaid and other current assets              51,877       (65,715)
    (Increase) decrease in security deposits                                 --        16,018
    Increase (decrease) in accounts payable and accrued expenses       (437,026)    1,136,640
    Increase (decrease) in other current liabilities                    343,269        76,834
    Increase (decrease) in deferred revenues                           (126,465)     (299,271)
                                                                    -----------   -----------
      Net Cash Used in Operating Activities                            (210,047)     (756,349)
                                                                    -----------   -----------
Cash Flows from Investing Activities of Continuing Operations:
    Purchase of property and equipment                                       --       (16,282)
    Purchase of database                                                     --      (174,368)
    Loss of property and equipment                                        4,963         1,566
    Net cash acquired in acquisition of Advaliant                            --        49,795
    Purchase of web platform                                                 --      (251,992)
    Purchase of website                                                      --       (17,000)
                                                                    -----------   -----------
      Net cash provided by (used in) investing activities                 4,963      (408,281)
                                                                    -----------   -----------
Cash Flows from Financing Activities of Continuing Operations:
    Bank overdraft                                                      (19,540)        3,977
    Short Term Borrowing, net                                           (39,128)      225,974
    Current liabilities - due to related parties                         23,102        31,989
    Proceeds from sale of common stock                                       --        50,000
    Proceeds from issuance of convertible debt to related parties            --       621,000
    Proceeds from issuance of convertible debt to employees             240,650       100,000
                                                                    -----------   -----------
      Net Cash Provided by Financing Activities                         205,084     1,032,940
                                                                    -----------   -----------
Increase (decrease) in cash                                                  --      (131,690)
Cash at Beginning of Period                                                  --       131,690
                                                                    -----------   -----------
Cash at Period End                                                  $        --   $        --
                                                                    ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest Paid During the Period                                 $   146,946   $   129,387
                                                                    ===========   ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:
    Conversion of Accounts Payable to Common Stock                  $         0   $     7,500
                                                                    ===========   ===========
    Conversion of Accrued Expenses to Common Stock                  $         0   $    59,624
                                                                    ===========   ===========
    Exchangeable shares issued in acquisition of Advaliant          $        --   $ 3,663,204
                                                                    ===========   ===========

Dialog Group, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
September 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN:

As more fully described in Note 4, the Company has experienced the following negative trends:

1. Recurring operating losses

2. Working capital deficiencies,

3. Negative cash flows from operating activities and

4. Adverse key financial ratios. Additionally, the Company has a significant accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern.

ORGANIZATION AND CAPITALIZATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions of Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from these estimates. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

The condensed consolidated financial statements include the accounts of the Company, Dialog Group, Inc., and its wholly-owned subsidiaries; Healthcare Dialog, Inc. and Data Dialog, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

Certain reclassifications have been made to the prior year financial statements in order for them to be in conformity with the current year presentation.

Dialog Group, Inc. was incorporated under the laws of the State of Delaware on October 4, 2002. The Company's authorized capital stock consisted of 1,000 shares with no par value.

IMX Pharmaceuticals, Inc., formerly IMX Corporation, was organized under the laws of the State of Utah on June 2, 1982. The Company changed its name to IMX Pharmaceuticals, Inc. on June 30, 1997.

On November 12, 2002, IMX Pharmaceutical, Inc. and Dialog Group, Inc. merged into a single Delaware corporation (the "Company") for the sole purpose of reincorporating IMX Pharmaceutical, Inc. in Delaware. The name of the surviving corporation is Dialog Group, Inc.

In conjunction with the merger, the Company's Certificate of Incorporation was restated to increase the total number of shares of capital stock that the Company has the authority to issue to 101,000,000. The total number of authorized shares of common stock, $0.001 par value, was 100,000,000 and the total number of authorized preferred stock, $0.001 par value, was 1,000,000. The Board of Directors is authorized to establish the preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting each series or the designation of such series.

On May 23, 2003, the Company further increased the total number of shares of capital stock of authorized shares of $0.001 par value common stock available for issuance to 175,000,000 and the total number of authorized $0.001 par value preferred stock available for issuance to 1,500,000.

Further, on June 18, 2004, the Company increased the total number of shares of capital stock of authorized shares of $0.001 par value common stock available for issuance to 200,000,000 and the total number of authorized $0.001 par value preferred stock available for issuance to 1,500,000. And, on June 18, 2004, the Company eliminated its Class C preferred stock. Also, on June 18, 2004 the terms of the Company's Class E preferred stock were restated. The number of shares of authorized Class E preferred stock is 200 shares. In the event of liquidation, dissolution or winding-up or sale of more than 50% of the voting securities of the Company, holders of the Class E preferred stock shall be entitled to Liquidation Rights equivalent to $10,000.00 per share plus any accumulated but unpaid dividends.

On September 18, 2006, the Company's 1 for 100 common stock consolidation took effect. As a result, $198,498 was transferred from common stock to additional paid in capital.

BUSINESS ACTIVITY

Dialog Group, Inc. (DLGO) is a publicly traded corporation, headquartered at 257 Park Avenue South, Suite 1201, New York, New York 10010, with an administrative and sales office in Sunrise, Florida. The company's two Segments, Data and Communications, provide a broad spectrum of proprietary and exclusive databases for healthcare, consumer and business-to-business market clients. The company also provides a combination of traditional customer relationship management support applications such as advertising and marketing services (Internet-based promotional venues).

Description of the Segments

Both of Dialog Group's Segments each currently market its product and service offerings through branded product lines. The Data Segment products are Data Dialog Marketing, Data Dialog Data Management, direct mail quotes and Adialogin. The Communication Segment is Healthcare Dialog Communications.

Data Segment

Data Dialog Marketing serves the direct marketing needs of small- and medium-sized businesses with systems and tools that generate business and consumer prospect leads, provide data services, and streamline the distribution of data. Data Dialog Marketing offers a host of data-related services, such as targeted marketing lists, lead generation, turnkey direct mail programs, and data cleansing to multiple market segments including insurance, financial planning, real estate, auto dealerships, printers, letter shops and other segments that are users of direct mail and prospect marketing. Data Dialog Marketing also offers a unique subscription-based product featuring limited selections of data specifically designed for the small business segment user.

Data Dialog Data Management serves the database needs of list brokers and managers marketing nearly 200 different lists created from both licensed and proprietary databases. Data Dialog Management provides access to this list via its branded online platform; Access Dialog. Access Dialog is designed for use by both our internal sales force and list professionals and requires registration and training. It also promotes and markets list products via DataDialogDataManagement.com where list and marketing professionals can learn about its products and run counts and purchase list online after qualifying.

Adialogin is a consumer and business data integration product that automatically appends name and address information, as well as demographic, financial and lifestyle information, to telephone numbers on calls made by consumer and business customers to CTI Platforms. Adialogin initially marketed its products executively to call centers and Interactive Voice Response system users operating in-bound and blended call centers with 5 to 500 seats. Adialogin currently has contracts and sub-contracts with 27 businesses in this market segment and an additional 20 agreements with resellers which service this market. The real time format of this unit's products gives customers instant access to data, and speeds up their promotional efforts and improves customer service. In 2005 and the first quarter of 2006 Adialogin developed a web application for its technology which was introduced during the second quarter of 2006.

Direct Mail Quotes "Request for Quote" product was this market's first online commerce center to link customers who need direct mail job quotes with mail shops and direct marketing service organizations with letter-shop capabilities

Communications Segment

Healthcare Dialog Communications delivers advertising, relationship marketing and communications services to the healthcare industry. Clients use its strategic and creative services to build comprehensive programs for healthcare professionals, consumers, and sales representatives. These include training materials development, patient and professional education materials distribution, and targeted direct mail and advertising campaigns. Clients rely on Healthcare Dialog Communications' interactive services to produce sophisticated promotional Web sites, educational Web sites, interactive training and educational CD-ROMs, Internet advertising, e-mail campaigns, and proprietary marketing programs.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004 the FASB issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R is a revision of SFAS No. 123 and supersedes APB 25. SFAS No. 123R eliminates the use of the intrinsic value method of accounting and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. On April 14, 2005, the Securities and Exchange Commission adopted a new rule that amended the compliance date to adopt SFAS 123R, effective January 1, 2006. SFAS No. 123R permits companies to adopt its requirements using either a "modified prospective" method or a "modified retrospective" method. Under the "modified prospective" method compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123R for all share-based payments granted after that date, and, based on the requirements of SFAS No. 123R, for all unvested awards granted prior to the effective date of SFAS No. 123R. Under the "modified retrospective" method the requirements are the same as under the "modified prospective" method, except that entities also are allowed to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS No. 123. The Company has chosen to use the "modified prospective" method as explained in Note 7 to these unaudited condensed consolidated financial statements.

In May 2005 the FASB issued Statement No. 154 "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3". This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application of a different accounting principle to prior accounting periods as if that principle had always been used or of the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. This Interpretation is effective for years beginning after December 31, 2005. Adoption of FAS No. 154 has not had a material effect on our unaudited consolidated financial statements.

In June 2006 the FASB issued Interpretation No. 48 "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". The Interpretation clarifies the accounting for uncertainty in income taxes and prescribes recognition thresholds and derecognition guidance for the measurement of tax positions and interest penalties, accounting in interim periods, disclosure and transition. Additionally, this Interpretation establishes a consistent threshold for recognizing current and deferred taxes. This Interpretation requires evaluation of a Company's tax positions as to whether they are more-likely-than-not i) to be sustained under tax audit and ultimate settlement in related appeals or litigation and ii) to be measured at a 50% likelihood for quantification when realized. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is evaluating the effect, if any, adoption will have on our unaudited condensed consolidated financial statements.

In September 2006 the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108)", to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires that the Company quantify misstatements based on their impact on each of the Company's financial statements and related disclosures. SAB 108 is effective as of the end of the Company's 2006 fiscal year, allowing a one-time transitional cumulative effect adjustment to retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB 108. The Company is currently evaluating the impact of adopting SAB 108 on its financial statements.

In September 2006 the FASB issued SFAS 157 "Fair Value Measurements", which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective as of the beginning of the Company's 2008 fiscal year. The Company is currently evaluating the impact of adopting SFAS 157 on its financial statements.

NOTE 3 - DISPOSITION OF SUBSIDIARY

Sale of Mail Mogul

On February 28, 2006 the Company sold the entire capital stock of its Mail Mogul, Inc. subsidiary which consisted of 1,000 shares of common stock to an unrelated third party. Mail Mogul results were reported in the Data Segment. The Mail Mogul business consisted of sales of data and supplies and the provision of business leads to the mail shop market. As part of its business, Mail Mogul operated the Direct Mail Quotes platform.

As consideration for the sale of Mail Mogul, the Company released approximately $296,623 of the Company's and its subsidiaries' debt to Mail Mogul. The Company paid approximately $3,000 of expenses in connection with the sale. The Company enjoyed a gain on the sale of Mail Mogul of approximately $210,894.

After the transaction, Mail Mogul's new owner remained in debt to one of the Company's subsidiaries, Data Dialog for about $319,100. In settlement of the debt, the new owner of Mail Mogul sold the Direct Mail Quotes platform to Data Dialog. As part of the transaction an additional consideration was made. Data Dialog assumed the existing liability of Mail Mogul to the Direct Mail Quotes customers of about $59,000.

Revenue and net income for discontinued operation is as follows:

                                                Nine months ended     Three months ended
                                                   September 30,         September 30,
                                              ---------------------   ------------------
                                                2006         2005       2006     2005
                                              --------   ----------     ----   --------
Total Revenues                                $113,645   $1,196,048      $--   $425,973
                                              --------   ----------      ---   --------
Pre-tax income (loss) from discontinued
  operations                                   210,894      (11,543)      (0)     1,419
Income tax benefit                                  --           --       --         --
                                              --------   ----------      ---   --------
Income (Loss) from discontinued operations,
  net of income taxes                         $210,894   $  (11,543)     $(0)  $  1,419


Sale of Dialog Group Operating Assets

On August 31, 2006, Dialog Group entered into an agreement with Dialog Marketing Services, Inc. a subsidiary of Redi-Direct Marketing, Inc. a privately held information services company. The agreement provides for the sale of substantially all of Registrant's operating assets for a cash purchase price of $1,900,000. Registrant would retain its financial assets, including its receivables, and would be relieved of the liability for its office leases. The agreement provides a breakup fee of $150,000 to be paid by the Registrant if the sale is not consummated for any reason. Prior to the execution of the agreement, there was no material relationship between either party and the other or the other's affiliates. Under Delaware law, this transaction must be submitted to the shareholders for their approval.

Revenue and net income for discontinued operation is as follows:


                                                                    Nine months ended          Three months ended
                                                                       September 30,               September 30,
                                                                 ------------------------   ------------------------
                                                                     2006         2005          2006        2005
                                                                 -----------  -----------   -----------  -----------
Total Revenues                                                   $ 2,773,582  $ 2,271,571   $   871,229  $   563,474
                                                                 -----------  -----------   -----------  -----------
Pre-tax income (loss) from discontinued operations                   117,672      (99,316)       61,390     (156,884)
Income tax benefit                                                        --           --            --           --
                                                                 -----------  -----------   -----------  -----------
Income (Loss) from discontinued operations, net of income taxes  $   117,672  ($   99,316)  $    61,390  ($  156,884)


Sale of AdValiant USA, Inc.

On September 29, 2006 the Company sold the entire capital stock of its AdValiant USA, Inc. subsidiary to an unrelated third party. AdValiant USA results were reported in the Data Segment. The AdValiant USA business consisted of online marketing channels - affiliate performance marketing, contextual ad network, lead generation, web publishing and marketing solutions. In consideration of the release of approximately $374,643 of the Company's and its subsidiaries' debt to AdValiant USA, the Company delivered the stock to the buyer. The Company enjoyed a gain of approximately $223,712 on the sale of AdValiant, USA.

Revenue and net income for discontinued operation is as follows:

                                                                     Nine months ended
                                                                       September 30,
                                                                   ---------------------
                                                                      2006       2005
                                                                   --------   ----------
Total Revenues                                                     $ 12,980   $1,595,693
                                                                   --------   ----------
Pre-tax income (loss) from discontinued operations                  223,712       19,239
Income tax benefit                                                       --           --
                                                                   --------   ----------
Income (Loss)  from discontinued operations, net of income taxes   $223,712   $1,614,932

NOTE 4 - GOING CONCERN CONSIDERATIONS

LIQUIDITY

In the first quarter of 2006 the company raised funds through the private sale of approximately $280,000 of convertible debentures to a group of investors associated with Midtown Partners. & Co. LLC. The Company continues to review means of raising funds including issuing additional debentures and other or equity instruments securities. If unsuccessful the Company may not be able to meet its short-term capital needs.

Presently, the Company cannot ascertain the eventual success of management's plans with any degree of certainty. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainty described above.

NOTE 5 - ACCRUED LIABILITES

As of September 30, 2006, accrued liabilities consisted of the following:

Accrued professional fees and other expenses   $   52,420
Accrued payroll and payroll taxes                 721,911
Accrued interest                                  126,003
Accrued settlements and contingencies             206,358
Other                                              47,435
                                               ----------
                                               $1,154,127
                                               ==========

NOTE 6 - EQUITY

DEBT CONVERSION

In May of 2006 Peter DeCrescenzo, the company's president and Vincent DeCrescenzo, Sr. the company's executive vice president agreed that each would convert $100,000 of past due salary and vacation into convertible debentures. The debentures are due and payable on March 21, 2008 and bear interest at the rate of 12% per annum. The principal and any unpaid interest is convertible, at the holder's election, into common stock at the rate of one share of common stock for each $0.01 of principal or interest converted. No compensation was paid with respect to this transaction.

Peter DeCrescenzo and Vincent DeCrescenzo are both officers of the company and accredited investors who are purchasing the debentures and warrants and any shares issued upon their conversion or exercise, respectively, for their own investment and not for resale. They agreed in writing to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6.

STOCK CONSOLIDATION

On September 18, 2006, the Company's 1 for 100 common stock consolidation took effect. As a result, $198,498 was transferred from Common Stock to Additional Paid in Capital.

CLASS E PREFERRED STOCK DIVIDENDS

The dividends accrue at the rate of $400 per share per quarter. Pursuant to the provisions of the Class E Preferred Stock Declaration, shares of common stock, based on the average closing price for the shares during the last 20 trading days before the dividends were due, can be paid in lieu of cash.

During the nine months ended September 30, 2006, quarterly dividends accrued on its Class E Preferred Stock at the rate of $400 per share, per quarter, for a total of $119,400. During the first quarter of 2006, 5,135,486 shares were issued to settle $119,400 of dividends due from dividends accrued and not paid in 2005.

NOTE 7 - STOCK OPTIONS

We account for option issues according to FASB Statement No. 123R, "Share-Based Payment, an amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees beginning January 1, 2006. During the nine months ended September 30, 2006, the Company did not issue any employee stock options nor did any employee stock options vest.

At September 30, 2006, the Company had one stock based compensation plan, which is described below. There was no compensation cost that has been charged against income for this plan for the nine months ended September 30, 2006.

Under the 2002 Employee stock Option Plan (as amended), the Company may grant options to its employees for up to 1.5 million shares of common stock. Under this plan, the exercise price of each option equals the market price of the Company's stock on the date of grant and an option's maximum term is 10 years. Options are granted on various dates and vest in one-third increments commencing at the grant date with subsequent vesting at approximately the first and second anniversary of the options grant date.

Pro forma information regarding option grants made for compensation expense is based on specified valuation techniques that produce estimated compensation charges. The following table reflects the pro forma information:

                                    Nine months ended
                                       September 30,
                                    -----------------
                                           2005
                                       -----------
Compensation expense related to stock option plans, net of tax:
     -- As reported                    $     1,200
     -- Proforma                       $     1,200

Net income
     -- As reported                    $(1,465,821)
     -- Proforma                       $(1,465,821)

Basic earnings per share
     -- As reported                    $    (0.011)
     -- Proforma                       $    (0.011)

Diluted earnings per share
     -- As reported                    $    (0.011)
     -- Proforma                       $    (0.011)

The fair value of each option grant is estimated on the date of the grant using the prospective method of transition as prescribed by FASB Statement No. 123R.

A summary of the status of the Company's stock option plans as of September 30, 2006 and changes during the period ending on that dates is presented below:

Stock options activity for period ending September 30th is as follows:

Options Outstanding, January 1, 2006        291,403   $1.80
Options Granted                                   0       0
Options Forfeited                                 0       0
Options Expired                                   0       0
Options Exercised                                 0       0
                                          ---------   -----
Options outstanding, September 30, 2006     291,403   $1.80
                                          ---------   -----

NOTE 8 - INCOME TAXES

As of September 30, 2006, the Company had federal and state net operating losses of approximately $12,894,000 that are subject to annual limitations through 2025. The losses are available to offset future taxable income.

The temporary differences that give rise to the deferred tax asset at September 30, 2006 are as follows:

Deferred tax asset:
Net operating losses       $ 4,512,900)
Less valuation allowance    (4,512,900)
                           -----------
Net deferred tax asset     $         0
                           -----------

In assessing the amount of the deferred tax asset to be recognized, management considers whether it is more likely than not that some portion or the entire deferred tax asset will not be realized. It is not possible at this time to determine that the deferred tax asset is more likely to be realized than not. Accordingly, a full valuation allowance has been established for all periods presented.

The Tax Reform Act of 1986 imposed substantial restrictions on the utilization of net operating losses and tax credits in the event of an "ownership change", as defined by the Internal Revenue Code. Federal and state net operating losses are subject to limitations as a result of these restrictions. The Company experienced a substantial change in ownership exceeding 50%. As a result, the Company's ability to utilize its net operating losses against future income has been significantly reduced.

The effective tax rate for the periods ended September 30, 2006 and 2005 are as follows:

U.S. statutory tax rate 35% State and local taxes 4 Less valuation reserve (39)
                          ---
Effective tax rate          0%
                          ===

NOTE 9 - SEGMENT DISCLOSURES

The Company's reportable operating segments are categorized in three components:
(1) Communications, which includes Healthcare Dialog, Inc., (2) Data, which includes Data Dialog, Inc., and (3) Corporate which is Dialog Group, Inc.

Communications

Healthcare Dialog designs, develops and distributes products and services that automate and streamline direct marketing and customer relationship management processes to the healthcare industry.

Revenues are generated by Strategic and Creative Services:

o     direct mail campaigns

o     creation of sales representative training materials

o     creation and dissemination of patient and professional education materials

o     consumer advertising

o     creation and management of websites

o     to place internet advertising

o     for the use of our healthcare database

DATA

Data Dialog provides online marketing lists, direct mail programs and creates target lists for specific direct marketing categories for small to medium sized businesses. The company allocates the costs of revenues and direct operating expenses to these segments.

Revenues are generated from:

o     data from the Data Dialog master database

o "Adialogin" A product that automatically appends names and addresses to telephone numbers on inbound calls to telephone service centers or on the web.

o     direct mail campaigns

o membership and bidding in Request for Quotes "RFQ" an online marketplace for quoting direct mail jobs

CORPORATE

This is comprised of general and administrative functions and related expenses. These costs are retained at corporate and are not allocated to the business segments.

SIGNIFICANT CUSTOMERS

Two customers in the Healthcare segment accounted for approximately 62% of the Healthcare revenues for 2006, while one customer in the Healthcare segment accounted for approximately 40% of the healthcare revenues for 2005. In January 2006 a major pharmaceutical company advised Healthcare that in June 2006 it would be discontinuing a program that began in 2003.

Management is not aware of any known trends, uncertainties, or circumstances that are reasonably likely to have a material effect on composition or percentages of significant customers.

Nine months ended September 30, 2006

                                   Corporate    Communications      Data         Totals
                                  -----------   --------------   ----------   -----------
REVENUE                           $                $             $            $
COST OF SALES
                                  -----------      --------      ----------   -----------
GROSS  PROFIT
                                  -----------      --------      ----------   -----------
TOTAL OPERATING EXPENSES              988,644                                     988,644
                                  -----------      --------      ----------   -----------
INCOME (LOSS) FROM OPERATIONS        (988,644)                                   (988,644)
                                  -----------      --------      ----------   -----------
OTHER INCOME (EXPENSES)

Interest income                        14,524                                      14,524
Interest expense                     (206,827)                                   (206,827)
                                  -----------      --------      ----------   -----------
TOTAL OTHER INCOME (EXPENSES)        (192,303)                                   (192,303)
                                  -----------      --------      ----------   -----------
INCOME/(LOSS) FROM CONTINUING
  OPERATIONS                       (1,180,947)                                 (1,180,947)
Income (loss) from discontinued
  operations                                0       166,925         385,354       552,279
                                  -----------      --------      ----------   -----------
NET INCOME/(LOSS)                 $(1,180,947)     $166,925      $  385,354   $  (628,668)
                                  ===========      ========      ==========   ===========

Nine months ended September 30, 2005

                                            Corporate    Communications      Data         Totals
                                           -----------   --------------   ----------   -----------
REVENUE                                    $         0     $              $            $
COST OF SALES                                        0
                                           -----------     ----------     ----------   -----------
GROSS  PROFIT                                        0

TOTAL OPERATING EXPENSE                      1,240,262                                   1,240,262
                                           -----------     ----------     ----------   -----------
INCOME (LOSS) FROM OPERATION                (1,240,262)                                 (1,240,262)
                                           -----------     ----------     ----------   -----------
OTHER INCOME (EXPENSES)
Interest expense                              (127,286)                                   (127,286)
Other expense                                   (1,409)                                     (1,409)
Gain on debt settlements                        53,021                                      53,021
                                           -----------     ----------     ----------   -----------
TOTAL OTHER INCOME (EXPENSES)                  (75,674)                                    (75,674)
                                           -----------     ----------     ----------   -----------
INCOME/(LOSS) FROM CONTINUING OPERATIONS    (1,315,937)                                 (1,315,937)
                                           -----------     ----------     ----------   -----------
(Loss) from discontinued operations            (57,975)       124,161       (216,070)     (149,884)
                                           -----------     ----------     ----------   -----------
NET INCOME/(LOSS)                          $(1,373,912)    $  124,161     $ (216,070)  $(1,465,821)
                                           ===========     ==========     ==========   ===========

NOTE 10 - RELATED PARTY TRANSACTIONS

CONVERTIBLE NOTES DUE TO RELATED PARTIES

During 2005, the Company's issued a convertible note of $100,000 to an officer and director. In addition the Company issued a convertible note of $26,000 to a company controlled by a director. Convertible notes in the aggregate amount of $118,045 were issued to four employees for unpaid wages at December 31, 2004. Pearl Street Holdings has convertible notes which consist of $510,000 and $595,000. The $595,000 notes were taken over from a non-related party during 2005. All of these convertible notes bear interest at the rate of five (5%) percent per annum and mature on February 1, 2007. The holders of the notes can convert them into Company common stock at a price of $0.01 per share. After the Company's shares close over $0.04 per share for twenty trading days, the Company can compel the holders to convert their notes and all accrued interest into shares of common stock at the conversion price.

In May of 2006 Peter DeCrescenzo, the company's president and Vincent DeCrescenzo, Sr. the company's executive vice president converted $100,000 of past due salary and vacation into convertible debentures. The debentures mature in 2008 and bear interest at the rate of 12% per annum. The principal and any unpaid interest is convertible, at the holder's election, into common stock at the rate of one share of common stock for each $0.01 of principal or interest converted. No compensation was paid with respect to this transaction during the nine months ended September 30, 2006.

DUE TO OFFICER

In December 2005, an officer and director provided approximately $50,000 at 8% per annum and due on demand. This loan was made directly to the Company to help in the financing of other loans.

The Company accepted a non-binding interest free deposit of $85,493 from an officer, to be repaid from subsequent financings or the proceeds of an asset sale transaction. See Note 11.


RENT TO RELATED PARTIES

The Company leases two apartments from January 1, 2006 through December 31, 2007 from a company controlled by the President and C.E.O. along with the C.O.O. and C.F.O. Rent expense to these related parties amounted to $36,000 for the nine months ended September 30, 2006.

NOTE 11 - SUBSEQUENT EVENT

On August 31, 2006, Dialog Group, Inc (the "DGI") entered into an agreement with Dialog Marketing Services, Inc. a subsidiary of Redi-Direct Marketing, Inc. a privately held information services company. The agreement provides for the sale of substantially all of DGI's operating assets for a cash purchase price of $1,900,000. DGI would retain its financial assets, including its receivables, and would be relieved of the liability for its office and equipment leases. The agreement provides a breakup fee of $150,000 to be paid by the DGI if the sale is not consummated for any reason. The proposed sale will be submitted to shareholders for approval during the fourth quarter.

As a condition of closing, the Purchaser has required that two officers and directors, Peter V. DeCrescenzo and Vincent DeCrescenzo, Sr., the Chief Executive Officer and the Chief Financial Officer respectively, sign employment agreements with the Purchaser. The levels of compensation provided in the agreements is less than the amounts provided in their present employment agreements.

Peter DeCrescenzo's contract extends through March of 2009 and provides for a base compensation of $150,000 per year with increases eventually reaching $250,000 if the executive performs successfully for the Purchaser. The agreement also provides for bonuses of up to $75,000 for successful performance as defined in the agreement. In addition, if certain sales and results targets are met, Mr. DeCrescenzo could receive an equity interest of up to 10% of the Purchaser. He would have no interest in the Purchaser's parent.

Vincent DeCrescenzo Sr.'s agreement is identical except that the salary commences at $95,000 and does not provide for increases or bonuses. In addition, the maximum amount that he may receive in Purchaser equity is two and one-half percent. He would have no interest in the Purchaser's parent.

In addition, Dialog Marketing Services has lent the Registrant $200,000. The note bears interest at the annual rate of eight percent and, after December 1, 2006, is payable on demand. The debt is secured by the pledge of the Company's assets, including its databases.

Management's Discussion and Analysis or Plan of Operation.

      Proposed Sale of Assets

On August 31, 2006, Dialog Group, Inc (the "DGI") entered into an agreement with Dialog Marketing Services, Inc. a subsidiary of Redi-Direct Marketing, Inc. a privately held information services company. The agreement provides for the sale of substantially all of DGI's operating assets for a cash purchase price of $1,900,000. DGI would retain its financial assets, including its receivables, and would be relieved of the liability for its office and equipment leases. The agreement provides a breakup fee of $150,000 to be paid by the DGI if the sale is not consummated for any reason. The proposed sale will be submitted to shareholders for approval during the fourth quarter. As a result of this pending transaction, all of the Company's operations are now classified as discontinued operations. The Management Discussion below only covers the operations of the central management office.


      Sale of Mail Mogul

      On February 28, 2006 the Company sold the entire capital stock of its Mail Mogul, Inc. subsidiary to an unrelated third party. Mail Mogul results were reported in the Data Segment. The Mail Mogul business consisted of sales of data and supplies and the provision of business leads to the mail shop market. As part of its business, Mail Mogul operated the Direct Mail Quotes platform.

      In consideration of the release of approximately $296,623 of the Company's and its subsidiaries' debt to Mail Mogul, the Company delivered the stock to the buyer and paid approximately $3,000 of expenses in connection with the sale. The Company enjoyed a gain of approximately $210,894 on the sale of Mail Mogul.

      After the transaction, Mail Mogul's new owner remained in debt to the Company's Data Dialog subsidiary for about $319,000. In settlement of the debt, the new owner of Mail Mogul sold the Direct Mail Quotes platform to Data Dialog. As additional consideration, Data Dialog assumed Mail Mogul's existing liability to the Direct Mail Quotes customers of about $59,000.

      Sale of AdValiant USA, Inc.

On September 30, 2006 the Company sold the entire capital stock of its AdValiant USA, Inc. subsidiary to an unrelated third party. AdValiant USA results were reported in the Data Segment. The AdValiant USA business consisted of online marketing channels - affiliate performance marketing, contextual ad network, lead generation, web publishing and marketing solutions.

In consideration of the release of approximately $374,643 of the Company's and its subsidiaries' debt to AdValiant USA, the Company delivered the stock to the buyer. The Company enjoyed a gain of approximately $223,712 on the sale of AdValiant, USA.


Description of the Segments

Prior to the reclassification of the Company's results because of the pending sale, both of Dialog Group's Segments marketed its product and service offerings through branded product lines. The Data Segment products are Data Dialog Marketing, Data Dialog Data Management, Direct Mail Quotes and Adialogin. The Communications Segment is Healthcare Dialog Communications.

      Data Segment

      Data Dialog Marketing serves the direct marketing needs of small- and medium-sized businesses with data and direct services. Data Dialog Marketing offers a host of data-related services, such as targeted marketing lists, lead generation, turnkey direct mail programs, and data cleansing to multiple market segments including insurance, financial planning, real estate, auto dealerships, printers and other segments that are users of direct mail and prospect marketing. Data Dialog Marketing also offers a unique subscription-based product featuring limited selections of data specifically designed for the small business user.

      Data Dialog Data Management serves the database needs of list brokers and managers marketing nearly 200 different lists created from both licensed and proprietary databases. Data Dialog Management provides access to these lists via its branded online platform: Access Dialog. Access Dialog is designed for use by both our internal sales force and list professionals and requires registration and training. It also promotes and markets list products via DataDialogDataManagement.com where list and marketing professionals can learn about its products and run counts and purchase list online after qualifying.

      Direct Mail Quotes "Request for Quote" product was this market's first online commerce center to link customers who need direct mail job quotes with mail shops and direct marketing service organizations with letter-shop capabilities.

      Adialogin is a consumer and business data integration product that automatically appends name and address information, as well as demographic, financial and lifestyle information, to telephone numbers on calls made by consumer and business customers to CTI Platforms. Adialogin initially marketed its products executively to call centers and Interactive Voice Response system users operating in-bound and blended call centers with 5 to 500 seats. Adialogin currently has contracts and sub-contracts with 27 businesses in this market segment and an additional 20 agreements with resellers which service this market. The real time format of this unit's products gives customers instant access to data to speed up their promotional efforts and improve customer service. In 2005 and the first quarter of 2006 Adialogin developed a web application for its technology which was introduced during the second quarter of 2006.

Communications Segment

      Healthcare Dialog Communications delivers advertising, relationship marketing and communications services to the healthcare industry. Clients use its strategic and creative services to build comprehensive programs for healthcare professionals, consumers, and sales representatives. These include training materials development, patient and professional education materials distribution, and targeted direct mail and advertising campaigns. Clients rely on Healthcare Dialog Communications' interactive services to produce sophisticated promotional Web sites, educational Web sites, interactive training and educational CD-ROMs, Internet advertising, e-mail campaigns, and proprietary marketing programs.

The results of operations set forth below reflect only the central administrative expenses and carrying charges because all of the income and expense related to the divisions have been allocated to discontinued operations because of the pending sale.

Results of Operations for the Nine Months Ended September 30, 2006 Compared to the Nine Months Ended September 30, 2005

      Dialog Group

Income Statement Item      First three quarters 2006   First three quarters 2005
Revenue                                    $ - 0 -                      $- 0 -
Cost of Revenue                              - 0 -                       - 0 -
Operating Expenses                         988,664                   1,240.262
Result of Operations                     (988,664)                 (1,240,262)
Net Other Income                         (192,303)                    (75,675)
Discontinued Operations                    552,279                   (149,884)
Net Result                              $(628,668)                $(1,465,821)


      Operating expenses for the three quarters ended September 30, 2006 were $988,664 compared with $1,240,262 for the three quarters ended September 30, 2005. This represents a decrease of $251,598 from the first three quarters of 2005.

      Because there is no continuing income, the losses from operations were equal to the expenses.


      Net other income/expense was an expense of $192,303 for the first three quarters ended September 30, 2006 the overwhelming majority of which is attributed to interest payments, compared with net other income/expense which was an expense of $75,675 for the first three quarters ended September 30, 2005, an increase of $116,628. Last year included interest expense of $187,291 and a forgiveness of debt of $75,892.

      The net loss for the first three quarters ended September 30, 2006 was $628,668, compared with a net loss of $1,465,821 in the first three quarters ended September 30, 2005, representing an improvement of $837,153. This significant improvement can be attributed to the gain from discontinued operations of $552,279 in 2006 compared to a loss from discontinued operations in 2005 of $149,884.

Significant Customers

      Two customers in the Healthcare segment accounted for over 70% of the Company's healthcare revenues for 2006, while one customer in the Healthcare segment accounted for 40% of the healthcare revenues for 2005.

      Management is not aware of any known trends, uncertainties, or circumstances that are reasonably likely to have material effect on composition or percentages of significant customers.

Liquidity & Capital Resources

      DGI had a consolidated working capital deficit of approximately ($4,383,000) on September 30, 2006 as compared to a deficit of approximately ($2,854,000) at December 31, 2005. The increase of approximately $1,529,000 is the result of an increase in accounts payable, accrued expenses and short-term borrowings due a level of sales in the first three quarters that did not provide the level of accounts receivable required to fund operations. An additional reason for the increase is that the convertible notes are now included in the short term liabilities.

Going Concern

      In the first quarter of 2006 the company raised funds through the private sale of approximately $280,000 of convertible debentures to a group of investors associated with Midtown Partners & Co. LLC. In the second quarter, Peter V. DeCrescenzo and Vincent DeCrescenzo, Sr. each completed the conversion of $100,000 in salary to the debenture as well. The Company continues to review means of raising funds including issuing additional debentures or equity securities. If unsuccessful the Company may not be able to meet its short-term capital needs.

      In the past suppliers were prepared to extend the company payments terms for larger dollars amounts over longer periods. As a result of the company's poor payment history fewer suppliers than in the past are willing to give the company the kind of payment terms it needs. In the past members of management lent the company money.

      In the past members of management have used their personal credit cards to pay for company expenses, but there is no reason to believe they will do so in the future. In the past employees have been willing to work for reduced wages and or convert wages to shares of the company, but there is no reason to believe they will do so in the future.

Inflation

      Inflation rates in the United States have not had a significant impact on operating results for the periods presented.

Off-Balance Sheet Transactions

      At no time during the third quarter did the Company have any relationships with unconsolidated entities or financial partnerships, including as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Control Persons and their Holdings

      On the record date, Peter V. DeCrescenzo, President, Chief Executive Officer, and a Director of the Company, controlled, directly or indirectly, 103,795 shares Class B-1 Preferred Stock, constituting about 40% of the outstanding Class B-1 Preferred Shares (about 34% of all Class B preferred shares as a group), 24 shares of the outstanding Class E Preferred Stock, constituting about 24 % of the outstanding Class E Shares, and 608,184 shares of Common Stock, constituting about 31 % of the outstanding Common Shares. In the aggregate, Mr. DeCrescenzo holds about 29.8% of the total voting shares. Mr. DeCrescenzo has informed the Company that he intends to vote his shares in favor of the proposed sale.

      In April 2005, Pearl Street Holdings plc, an English company controlled by Stephen Dean and Vince Nicholls lent Dialog Group $550,000 and purchased $555,000 of the Company's Convertible Notes from the Griffin Crossover Fund, LLC. These shares are convertible into 1,105,000 shares of common stock. Pearl could own, after conversion of all its notes, almost 35.8% of the Dialog Group common stock, representing about 33.0% of the total voting shares. At that time, Pearl, and its directors and officers, Stephen Dean and Vince Nichols, would be included in the control group of Dialog Group. Pearl has the right to elect a Pearl designee so long as Pearl Street Holdings owns or can obtain on exercise of instruments already owned at least twenty-five percent of the fully diluted common stock of Dialog Group. Pearl declined to designate a successor to John Hand, its original designee. Mr. Hand had served as a director from August 11, 2005 to February 9, 2006.

      On March 22, a group of five investors associated with Midtown Partners & Co. LLC purchased convertible debentures with an aggregate initial principal of $278,778. The debentures mature in 2008 and bear interest at the rate of 12% per annum; it is payable monthly in cash. The principal and any unpaid interest is convertible, at the holders election, into common stock at the rate of one share of common stock for each $1.00 or principal or interest converted.

      In addition, the investors received warrants to purchase a total of 83,933 for $1.00 per share. The warrants are exercisable immediately and expire on the tenth anniversary of their issue. In addition, they provide for cashless exercise.

      In connection with this transaction, the investment banking firm of Midtown Partners & Co. LLC received an investment banking fee of $ 27,778 plus a $2,000 non-accountable expense allowance. In addition, as additional compensation, the Company issued identical ten-year warrants to purchase 50,090 shares of common stock for $1.00 per share.

      If all the debentures and warrants were converted or exercised, the Midtown group would own a total of up to about 400,000 shares, about 17% of the then outstanding common shares and about 9% of all the voting shares. If all the convertible securities now outstanding were to be converted, the Midtown group would own about 9 percent of the equity securities. Thus, depending on the circumstances under which the debentures are converted and the warrants exercised, the Midtown group might join the present control group.

      On March 24, 2006 Peter DeCrescenzo, the company's president agreed that he would convert $100,000 of and past due 2005 and 2006 accrued salary and unpaid vacation pay and part of the Company's debt to him into convertible debentures on the same terms as the Midtown Partners investors. In addition, on the same day, Vincent DeCrescenzo, Sr. the company's executive vice president agreed that he would convert $100,000 of past due 2005 and 2006 accrued salary and unpaid vacation pay into convertible debentures on the same terms as the Midtown Partners investors. However, no compensation was paid with respect to these transactions. This transaction was consummated on May 1, 2006

Common Stock Ownership by Directors and Executive Officers

      The following table sets forth information, as of September 11, 2006, with respect to the beneficial ownership of the Company's Common Stock by (a) the present executive officers and directors and nominees for Director of the Company and (b) the present directors and officers of the Company as a group. Peter DeCrescenzo and Vincent DeCrescenzo, Sr. are the Company's only executive officers. Unless otherwise noted, the shares are owned directly or indirectly with sole voting and investment power. All numbers reflect the 100 into one consolidation of the Company's common stock effective September 18, 2006

     ========================================================================

     Name and Address of Beneficial Owner  Amount and Nature    Percent of
                                             of Beneficial       Class (1)
                                             Ownership (1)
     ------------------------------------------------------------------------
     Peter V. DeCrescenzo,
     President and a Director                 1,219,702(2)        23.1%
     257 Park Avenue South
     New York, NY 10010
     ------------------------------------------------------------------------
     Vincent DeCrescenzo,
     Executive Vice-President and a             375,335(3)         7.1%
     Director
     257 Park Avenue South
     New York, NY 10010
     ------------------------------------------------------------------------
     Adrian Stecyk, a Director
     17 State Street                             31,890(4)          * %
     New York, New York 10021
     ------------------------------------------------------------------------
     Richard P. Kundrat, a Director
     39 Flaming Arrow Road                       25,118(5)          * %
     Mahwah, New Jersey 07430
     ------------------------------------------------------------------------

     All present officers and directors       1,652,245(6)        31.2%
      as a group (4 persons)
     ------------------------------------------------------------------------
            *     Less than one percent

(1) All numbers include, in addition to the 1,984,646 shares outstanding as of the record date, 122,343 shares issuable upon conversion of the Class B and B-1 Preferred Stock, 995,000 shares issuable upon conversion of the Class E Preferred Stock, 1,828,823 shares issuable upon conversion of convertible notes, and 353,215 shares issuable upon exercise of warrants or options but do not reflect approximately 1,214 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that these persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report.

(2) This includes 608,184 shares of Common Stock now held by Mr. DeCrescenzo personally and by retirement trusts for him and his spouse, 41,518 shares of Commons Stock issuable upon conversion of 103,795 shares Class B-1 Preferred, 240,000 issuable upon conversion of 24 shares of the Class E Preferred Stock, and 330,000 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(3) This includes 152,437 shares of Common Stock now held and 6,648 shares of Common Stock issuable upon conversion of 16,619 shares Class B-1 Preferred, 50,000 issuable upon conversion of 5 shares of the Class E Preferred Stock, and 166,250 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(4) Includes 2,390 shares of Common Stock and 29,500 shares issuable upon the exercise of convertible notes and stock options.

(5) Includes 22,118 shares of Common Stock and 3,000 shares issuable upon the exercise of stock options.

(6) This includes 937,564 shares of Common Stock now held and 48,166 shares of Common Stock issuable upon conversion of 120,414 shares Class B-1 Preferred, 290,000 shares issuable upon conversion of 29 shares of the Class E Preferred Stock, and 528,750 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.


Principal Holders of Common Stock.

The following table sets forth information, as of September 11, 2006, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock. All numbers reflect the 100 into one consolidation of the Company's common stock effective September 18, 2006

         =======================================================================

           Name and Address of Beneficial    Amount and Nature of   Percent of
                        Owner                Beneficial Ownership   Class (1)
                                                      (1)
         -----------------------------------------------------------------------
         Peter V. DeCrescenzo
         257 Park Avenue South                    1,219,702(2)       23.1%
         New York, NY 10010
         -----------------------------------------------------------------------
         Vincent DeCrescenzo
         257 Park Avenue South                      375,335(3)        7.1%
         New York, NY 10010
         -----------------------------------------------------------------------
         Cede & Co. (4)
         55 Water Street                            216,614           5.0%
         New York, NY 10004
         -----------------------------------------------------------------------
         Mercury Group plc
         f/k/a Cater Barnard PLC                    137,080(5)        3.1%
         6 Lloyds Avenue
         London EC3N 3AX
         England
         -----------------------------------------------------------------------
         Peter Bordes
         62 White Street, Suite 3E                  139,194(6)        3.2%
         New York, NY 10013
         -----------------------------------------------------------------------

(1) All numbers include, in addition to the 1,984,646 shares outstanding as of the record date, 122,343 shares issuable upon conversion of the Class B and B-1 Preferred Stock, 995,000 shares issuable upon conversion of the Class E Preferred Stock, 1,828,823 shares issuable upon conversion of convertible notes, and 353,215 shares issuable upon exercise of warrants or options but do not reflect approximately 1,214 shares to which creditors are entitled under the Plan of Reorganization which have not been claimed. They are based upon information furnished to the Company by the security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that these persons have sole voting and investment power with respect to their shares. Certain options disclosed hereunder may not have been fully vested as of the date of this report.

(2) This includes 608,184 shares of Common Stock now held by Mr. DeCrescenzo personally and by retirement trusts for him and his spouse, 41,518 shares of Commons Stock issuable upon conversion of 103,795 shares Class B-1 Preferred, 240,000 issuable upon conversion of 24 shares of the Class E Preferred Stock, and 330,000 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(3) This includes 152,437 shares of Common Stock now held and 6,648 shares of Common Stock issuable upon conversion of 16,619 shares Class B-1 Preferred, 50,000 issuable upon conversion of 5 shares of the Class E Preferred Stock, and 166,250 shares issuable upon the exercise of convertible notes, warrants, and employee stock options.

(4) Cede & Co, as the nominee of Depository Trust Company, is the record but not the beneficial owner of 216,614 shares of Common Stock.

(5) This includes 137,080 shares held of record, constituting 6.9% of the outstanding Common Stock.

(6) This includes 106,756 shares of Common Stock, constituting 5.4% of the issued and outstanding common, 349 shares of Commons Stock issuable upon conversion of 872 shares Class B-1 Preferred, and 32,000 shares issuable upon the exercise of warrants.


Agenda Item 2 Other Matters

      Management knows of no other matters to be brought before the Special Meeting, but if other matters properly come before the meeting, the votes cast by the Messrs. DeCrescenzo, Ms. Lanzendoen, and Mr. Siegel, whose votes constitute more than a majority of the votes that may be cast by all class of stock as a group, will determine the outcome.

Expenses of Meeting

      The Company will bear the expenses in preparing, printing, and mailing the Information Statement to the stockholders. No proxies will be solicited by the Company's management in connection with this meeting. We are not asking you for a proxy and you are requested not to send us a proxy.

                                    By Order of the Board of Directors,

                                    Mark Alan Siegel
                                    Secretary of the Company


Dated: December 20, 2006